UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2011

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 2, 2011 Wizzard Software Corporation, a Colorado corporation (“Wizzard” or the “Company”), executed a Memorandum of Understanding (the “Memorandum”) with FAB Enterprise Group Co., LTD.; Digital Entertainment International Ltd. (HK), Beijing; Dingtaoi Guanqun Culture Co. Ltd. (WOFE); Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd. (hereinafter collectively referred to as “FAB”), by which the parties established the principal terms of a Business Combination to be documented in a final comprehensive agreement between the parties.

Under the terms of the Memorandum, the parties agreed that Wizzard shall acquire 100% of FAB’s outstanding common stock and preferred stock in exchange for 49% of the issued and outstanding common stock of Wizzard, with such Wizzard shares to be voted by the Board of Directors of the post-Business Combination Company until certain corporate governance objectives are met over the 2011 and 2012 years, which objectives are summarized in the Memorandum.  In addition, Wizzard is to issue to FAB shares of its preferred stock that are convertible into up to 29% of Wizzard’s common stock upon certain corporate governance objectives and corporate revenue objectives being met, as summarized in the Memorandum.  The Memorandum also contemplates that the Company will:  (i) change its name to a name to be determined by both parties prior to closing; (ii) effectuate a reverse split of its outstanding common stock of approximately 1 for 10, to occur simultaneously with or prior to the Business Combination contemplated by the Memorandum; and (iii) seek stockholder approval of an employee stock option pool of 3 million shares of Wizzard’s common stock.

The Memorandum further provides that the final comprehensive agreement between the parties shall provide for Wizzard’s Board of Directors to consist of Wizzard’s four current directors and two new members to be appointed by FAB at the closing of the Business Combination, with one of such new members to be designated Chairman.

The completion of the Business Combination shall be subject to the completion of customary due diligence by both parties, as well as the parties’ negotiation of a final comprehensive agreement containing customary representations and warranties.  The parties agreed that if either party seeks to be released from its obligations under the Memorandum, other than for just cause, it shall be liable to the other party in the amount of $100,000 as compensation for expenses incurred to date.

A copy of the Memorandum is attached hereto as Exhibit 10 and is incorporated herein by reference. The foregoing description of the Memorandum does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto which is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10

Memorandum of Understanding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  8/8/2011

By /s/ Christopher J. Spencer

Christopher J. Spencer, President